Exhibit 10.4.2

AMENDMENT 2003-1

TO THE

AMERICAN BAR ASSOCIATION MEMBERS DEFINED BENEFIT PENSION PLAN

(Basic Plan Document No. 02)

WHEREAS, the American Bar Retirement Association (“ABRA”) sponsors the American Bar Association Members Defined Benefit Pension Plan (the “Plan”), a master plan for adoption by Employers who desire to establish or continue a tax-qualified retirement plan for themselves and their eligible employees;

WHEREAS, pursuant to Section 13.2 of the Plan, ABRA has the right to amend the Plan in whole or in part at any time, and

WHEREAS, ABRA desires to amend the Plan to provide that salary reductions pursuant to certain arrangements are to be treated as pursuant to cafeteria plans and therefore included in “Compensation.”

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 13.2 of the Plan, the Plan is hereby amended, effective as of January 1, 1998, as follows:

1. DEFINITION OF “COMPENSATION”. The third paragraph of Section 2.15 of the Plan is amended by inserting the following new sentence between the first and second sentences thereof:

For purposes of this paragraph, an amount described in the preceding sentence as not includible in the gross income of the Participant by reason of Code Section 125 includes amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage, but only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

2. DEFINITION OF “LEASED EMPLOYEE”. The second paragraph of Section 2.44 of the Plan is amended by inserting the following new sentence at the end thereof:

For purposes of this paragraph, an amount described in the preceding sentence as excludible from a person’s gross income under Code Section 125 includes amounts not available to a person in cash in lieu of group health coverage because the person is unable to certify that he or she has other health coverage, but only if the employer does not request or collect information regarding the person’s other health coverage as part of the enrollment process for the health plan.

IN WITNESS WHEREOF, ABRA has caused this instrument to be executed by a duly authorized officer this 2nd day of September, 2003.

AMERICAN BAR RETIREMENT ASSOCIATION

By:	/s/ Illegible
Its:	President

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